Exhibit 99.1

Biofrontera Inc. Reports First Quarter 2025 Financial Results and Provides a Business Update

Conference call begins at 10:00 a.m. Eastern time on Friday, May 16, 2025

May 15, 2025 / Biofrontera Inc. (NASDAQ:BFRI) (the “Company”), a biopharmaceutical company specializing in the commercialization of dermatologic products, today reported financial results for the three months ended March 31, 2025 and provided a business update.

Highlights from the first quarter of 2025 and subsequent weeks  included the following:

●	Total revenues for the first quarter of 2025 were $8.6 million, a 9 % increase from the same period of the prior year.

●	Cash and cash equivalents were $1.8 million as of March 31, 2025, compared with $5.9 million on December 31, 2024.

●	Announced the enrollment of the final patient in the Phase 3 clinical trial evaluating Ameluz® (aminolevulinic acid hydrochloride) for the treatment of mild to moderate actinic keratoses on the extremities, neck and trunk.

●	Achieved a key milestone in the Phase 3 study of the use of Ameluz® and RhodoLED ® photodynamic therapy (“ PDT ”) in the treatment of sBCC (ALA-BCC-CT013), with the last patient completing the 1-year follow-up visit in December 2024.

●	Received patent approval for a revised formulation of Ameluz® which extends protection for the treatment through to December 2043.

●	Completed patient enrollment in phase 2b study of Ameluz® Topical Gel, 10% for the treatment of moderate to severe acne vulgaris.

Hermann Luebbert, Chief Executive Officer and Chairman of Biofrontera Inc., stated, “The beginning of 2025 has been a very encouraging and rewarding period for us, as we have improved our revenues by 9%. We continue to see current customers reordering as well as new medical offices coming on board and placing their initial orders of Ameluz®, illustrating the strength of our products and the success of our sales and marketing efforts. As part of our combination therapy, we also sold a good mix of the two differently-sized BF-RhodoLED ® lamps.”

“The enrollment of the final patient in the Phase 3 clinical trial evaluating Ameluz® for the treatment of mild to moderate actinic keratoses on the extremities, neck and trunk is something that we are excited about. Additionally, our past investments in PDT allow us to strategically plan and establish partnerships with dermatologists to future expansions of our label to the treatment of a cutaneous malignancy or moderate to severe acne,” concluded Mr. Luebbert.

First Quarter Financial Results

Total revenues for the three months ended March 31, 2025 were $8.6 million, an increase of $0.7 million, or 8.7% as compared to the three months ended March 31, 2024. The increase was driven by a $0.5 million increase in Ameluz® sales due to an increased unit price and the launch of our RhodoLED® XL Lamp, which resulted in sales of RhodoLED®XL lamps of $0.2 million.

Total operating expenses were $13.1 million for the first quarter of 2025 compared with $13.4 million for the first quarter of 2024.

Cost of revenues, related party    was $3.1 million for the first quarter of 2025 compared with $4.0 million for the prior-year quarter.  This was a decrease of $0.9 million, or 22.1%, as compared to the three months ended March 31, 2024, due to the reduced cost structure under the last amendment of the Ameluz ® license and supply agreement .

Selling, general and administrative expenses for the three months ended March 31, 2025 decreased by $0.6 million, or 6.5% as compared to the three months ended March 31, 2024. Selling and marketing expenses decreased $0.8 million, with a $0.3 million decrease coming from direct sales team personnel expenses due to head count fluctuation   and a $0.5 million decrease driven by reduced general marketing activity and conference spending. These decreases were partially offset by an increase in legal expenses of $1.2 million due to patent claims, which was partially offset by savings of $0.8 million in personnel and financing expenses.

Research and development (“ R&D ”) expenses for the three months ended March 31, 2025 increased by $1.2 million as compared to the three months ended March 31, 2024. The increase was attributed to our assumption of all clinical trial activities for Ameluz® in the United States effective June 1, 2024, allowing for more effective cost management and direct oversight of trial efficiency. This increase in R&D expense was and will continue to be offset by a reduction in the Transfer Price of Ameluz® from 50% to 25% for inventory purchases made through 2025 .

The net loss for the first quarter of 2025 was $4.2 million, or $(0.47) per share, compared with a net loss of $10.4 million, or $(2.88) per share, for the prior-year quarter. The change in net loss reflects  a decrease in the non-cash change in fair value of warrant   liabilities driven by a decrease in the outstanding population, a decrease in interest expense due to the payoff of high-interest debt in 2024, and the aforementioned decreases in cost of revenues, related party and selling, general and administrative  expenses, partially offset by increased R&D spending.

Adjusted EBITDA increased from ($4.6) million for the three months ended March 31, 2024 to ($4.4) million for the three months ended March 31, 2025. The increase was driven by an increase in gross profit of $1.5 million offset by a $1.2 million increase in R&D expenses. These changes were driven by the reduced cost structure under the latest amendment of the Ameluz ® license and supply agreement and assumption of all clinical trial activities for Ameluz®.

Please refer to the table below which presents a GAAP to non-GAAP reconciliation of Adjusted EBITDA for the first quarters of 2025 and 2024.

Conference Call Details

Conference call: Friday, May 16, 2025 at 10:00 AM ET
Toll Free: 1-877-877-1275 (U.S. toll-free)
International: 1-412-858-5202
Webcast: First Quarter 2025 Financial Results and Business Update Conference Call

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company specializing in the development and treatment of dermatological conditions with a focus on PDT. The Company commercializes the drug-device combination Ameluz ® with the RhodoLED® lamp series for PDT of actinic keratoses , pre-cancerous skin lesions which may progress to invasive skin cancers. The Company performs clinical trials to extend the use of the products to treat non-melanoma skin cancers and moderate to severe acne. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and X .

Contacts
Investor Relations
Andrew Barwicki
1-516-662-9461
ir@bfri.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s revenue guidance, business and marketing strategy, revenue growth, development and expansion of the Company’s sales force and commercial infrastructure, sales force productivity, growth strategy, liquidity and cash flow, potential to expand the label of Ameluz®, available market opportunities for Ameluz®, ongoing clinical trials, educational outreach efforts, and other statements that are not historical facts. The words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential, ” “target, ” “goal, ” “assume, ” “would, ” “could” or similar words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events; nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, our ability to achieve and sustain profitability; our ability to compete effectively in selling our licensed products; our ability to compete effectively in selling our licensed products; our ability to expand, manage and maintain our direct sales and marketing organizations, including our ability to obtain the financing to develop our marketing strategy, if needed; changes in our relationship with our Licensors; our Licensors’ ability to manufacture our licensed products; our Licensors’ ability to adequately protect their intellectual property and operate their business without infringing upon the intellectual property rights of others; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; market risks regarding consolidation and group purchasing organizations in the healthcare industry; the willingness of healthcare providers to purchase our licensed products if coverage, reimbursement and pricing from third-party payors for our products, or procedures using our products significantly declines; our ability to market, commercialize, achieve market acceptance for and sell our licensed products; any product quality issues, product defects, or product liability claims; our ability to comply with The Nasdaq Stock Market, LLC continued listing standards; our ability to comply with the requirements of being a public company; the progress, timing and completion of research, development and preclinical studies and clinical trials for our licensed products; our Licensors’ ability to obtain and maintain the regulatory approvals necessary for the marketing of our licensed products in the United States; and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”)  , which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not undertake to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release, except as may be required by law.

(Tables follow)

BIOFRONTERA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,785	$5,905
Investment, related party	7	7
Accounts receivable, net	4,031	5,315
Inventories, net	6,527	6,646
Prepaid expenses and other current assets	682	527
Asset held for sale	2,300	2,300

Total current assets	15,332	20,700

Property and equipment, net	59	80
Operating lease right-of-use assets	713	903
Intangible assets, net	31	35
Other assets	453	383

Total assets	$16,588	$22,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,300	1,856
Accounts payable, related parties, net	2,650	5,344

Operating lease liabilities	426	548
Accrued expenses and other current liabilities	4,583	4,273

Total current liabilities	10,959	12,021

Long-term liabilities:
Convertible notes payable, net	4,217	4,098
Warrant liabilities	702	1,250
Operating lease liabilities, non-current	220	276
Other liabilities	21	23

Total liabilities	16,119	17,668

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 20,000,000 shares authorized, no Series B-1, 3,366 Series B-2 and 6,763 Series B-3 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common Stock, $0.001 par value, 35,000,000 shares authorized; 8,873,932 and 1,517,628 shares issued and outstanding as of March 31, 2025 and December 31, 2024	9	9
Additional paid-in capital	122,072	121,833
Accumulated deficit	(121,612)	(117,409)

Total stockholders’ equity	469	4,433

Total liabilities and stockholders’ equity	$16,588	$22,101

BIOFRONTERA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of shares)

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Product revenues, net	$8,588	$7,901
Revenues, related party	-	11

Total revenues, net	8,588	7,912

Operating expenses
Cost of revenues, related party	3,075	3,946
Cost of revenues, other	193	170

Selling, general and administrative	8,653	9,250
Selling, general and administrative, related party	7	(4)

Research and development	1,207	17

Total operating expenses	13,135	13,379

Loss from operations	(4,547)	(5,467)

Other income (expense)
Change in fair value of warrant liabilities	548	(3,429)
Change in fair value of investment, related party	-	3
Loss on debt extinguishment	-	(316)
Interest expense, net	(106)	(1,407)
Other income (expense), net	(99)	180

Total other income (expense)	343	(4,969)

Loss before income taxes	(4,204)	(10,436)
Income tax expense	(1)	1

Net loss	$(4,203)	$(10,437)

Loss per common share:
Basic and diluted	$(0.47)	$(2.88)

Weighted-average common shares outstanding:
Basic and diluted	8,873,932	3,623,593

BIOFRONTERA INC.

GAAP TO NON-GAAP ADJUSTED EBITDA RECONCILIAITION

(In thousands, except per share amounts and number of shares)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(4,203)	$(10,437)
Interest expense, net	106	1,407
Income tax expenses	(1)	1
Depreciation and amortization	29	128
EBITDA	(4,069)	(8,901)

Loss on debt extinguishment	-	316
Change in fair value of warrant liabilities	(548)	3,429
Change in fair value of investment, related party	-	(3)
Stock based compensation	239	228
Expensed issuance costs	-	354
Adjusted EBITDA	$(4,378)	$(4,577)
Adjusted EBITDA margin	-51.0%	-57.9%